Exhibit 99.1

Great Elm Group Reports FISCAL 2024 SECOND QUARTER

financial resulTs

Company to Host Conference Call at 8:30 a.m. ET on February 14, 2024

WALTHAM, MA, February 13, 2024 -- Great Elm Group, Inc. (“we,” “our,” “GEG,” “Great Elm,” or “the Company”), (NASDAQ: GEG), an alternative asset manager, today announced financial results for its fiscal second quarter ended December 31, 2023.

Fiscal Second Quarter 2024 and Other Recent Highlights

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On February 8, 2024, GECC raised $24 million of equity capital from a special purchase vehicle (“SPV”) that acquired GECC common stock at net asset value, supported by a GEG investment into the SPV of $6 million.
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Great Elm launched a credit fund, Great Elm Credit Income Fund, LLC (“GECIF”), during the quarter, focused on income generation and capital preservation through direct lending, syndicated credit and opportunistic credit investing.
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Fee-paying assets under management totaled approximately $461 million as of December 31, 2023, up 2% from September 30, 2023, and up 5% year-over-year.
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Assets under management totaled approximately $655 million as of December 31, 2023, up 2% from September 30, 2023, and up 6% year-over-year.
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Total revenue for the second quarter grew 50% to $2.8 million, compared to $1.9 million for the prior-year period.
•
Great Elm collected incentive fees for the third consecutive quarter from Great Elm Capital Corp. (“GECC”), totaling $0.7 million for the three months ended December 31, 2023.
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Net loss from continuing operations attributable to GEG was ($0.2) million for the second quarter, compared to net income from continuing operations of $29.7 million in the prior-year period.
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Net income from continuing operations in the prior-year period was inclusive of $22.2 million in net realized and unrealized gain on investments and a $10.5 million gain related to the Forest transaction.
•
Adjusted EBITDA for the second quarter was $0.6 million, compared to $0.1 million for the prior-year period.
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As of December 31, 2023, GEG had approximately $69 million of cash and marketable securities on its balance sheet to support growth initiatives across its alternative asset management platform.

Management Commentary

Jason Reese, Chief Executive Officer of the Company, stated, “As evidenced by our recent investment to support a capital raise at GECC as well as our seed investment in the Great Elm Credit Income Fund, we remain committed to leveraging our strong, liquid balance sheet to scale our existing businesses, grow our recurring revenue streams and deliver strong returns. I am encouraged by this quarter’s continued growth in revenue and assets under management. GECC’s sustained strong performance has allowed GEG to collect incentive fees for a third consecutive quarter. As fiscal 2024 progresses, GEG remains well-positioned to add to its growing alternative asset management vehicles and investments. We remain steadfast in our strategy to further scale our core credit and real estate businesses, introduce new investment funds, and deploy capital into promising platform opportunities that offer compelling risk-adjusted returns.”

Strategic Investments to Scale the Credit Platform

On February 8, 2024, GECC raised $24 million of capital from a SPV that acquired GECC common stock at net asset value. GEG supported the capital raise by making a $6 million investment into the SPV.

During the three months ended December 31, 2023, GEG invested approximately $6 million to seed GECIF alongside additional investors. GECIF is a Great Elm-managed credit fund that focuses on direct lending, syndicated credit and special situations.

Discussion of Financial Results for the Fiscal Second Quarter Ended December 31, 2023

GEG reported total revenue of $2.8 million, a 50% increase from $1.9 million in the prior-year three-month period.

GEG recorded a net loss from continuing operations of ($0.2) million, compared to net income from continuing operations of $29.7 million in the prior-year three-month period. Net income from continuing operations in the prior-year period was inclusive of $22.2 million in net realized and unrealized gain on investments and a $10.5 million gain related to the Forest transaction.

GEG recorded Adjusted EBITDA of $0.6 million, compared to $0.1 million in the prior-year three-month period.

Stock Repurchase Program

In the fiscal second quarter, GEG’s Board of Directors approved a stock repurchase program under which GEG is authorized to repurchase up to $10 million in the aggregate of its outstanding common stock in the open market. To date, the Company has repurchased a modest number of shares.

Fiscal 2024 Second Quarter Conference Call & Webcast Information

When: Wednesday, February 14, 2024, 8:30 a.m. Eastern Time (ET)

Call: All interested parties are invited to participate in the conference call by dialing +1 (888) 440-4537; international callers should dial +1 (646) 960-0669. Participants should enter the Conference ID 2595129 when asked.

Webcast: The conference call will be webcast simultaneously and can be accessed here. A copy of the slide presentation accompanying the conference call, can be found here.

About Great Elm Group, Inc.

Great Elm Group, Inc. (NASDAQ: GEG) is a publicly-traded, alternative asset manager focused on growing a scalable and diversified portfolio of long-duration and permanent capital vehicles across credit, real estate, specialty finance, and other alternative strategies. Great Elm Group, Inc. and its subsidiaries currently manage Great Elm Capital Corp., a publicly-traded business development company, and Monomoy Properties REIT, LLC, an industrial-focused real estate investment trust, in addition to other investments. Great Elm Group, Inc.’s website can be found at www.greatelmgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the Securities and Exchange Commission (“SEC”), including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Included in the financial tables below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income from continuing operations.

Media & Investor Contact:

Investor Relations

geginvestorrelations@greatelmcap.com

Great Elm Group, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

Dollar amounts in thousands (except per share data)

ASSETS	December 31, 2023	June 30, 2023
Current assets
Cash and cash equivalents	$39,068	$60,165
Receivables from managed funds	3,492	3,308
Investments in marketable securities	29,698	24,595
Investments, at fair value (cost $44,500 and $40,387, respectively)	39,312	32,611
Prepaid and other current assets	2,982	717
Real estate under development	4,905	1,742
Assets of Consolidated Funds:
Cash and cash equivalents	10,055	-
Investments, at fair value (cost $4,567)	4,680	-
Other assets	92	-
Total current assets	134,284	123,138
Identifiable intangible assets, net	11,563	12,115
Right-of-use assets	322	497
Other assets	54	143
Total assets	$146,223	$135,893
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$158	$191
Accrued expenses and other current liabilities	4,357	5,418
Current portion of related party payables	1,154	1,409
Current portion of lease liabilities	271	359
Liabilities of Consolidated Funds:
Payable for securities purchased	944	-
Total current liabilities	6,884	7,377
Lease liabilities, net of current portion	38	142
Long-term debt (face value $26,945)	25,948	25,808
Related party payables, net of current portion	-	926
Convertible notes (face value $38,859 and $37,912, including $15,780 and $15,395 held by related parties, respectively)	38,135	37,129
Other liabilities	611	669
Total liabilities	71,616	72,051
Commitments and contingencies (Note 11)
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 authorized and zero outstanding	-	-
Common stock, $0.001 par value; 350,000,000 shares authorized and 31,174,605 shares issued and 30,050,059 outstanding at December 31, 2023; and 30,651,047 shares issued and 29,546,655 outstanding at June 30, 2023	30	30
Additional paid-in-capital	3,316,708	3,315,378
Accumulated deficit	(3,249,142)	(3,251,566)
Total Great Elm Group, Inc. stockholders' equity	67,596	63,842
Non-controlling interests	7,011	-
Total stockholders' equity	74,607	63,842
Total liabilities and stockholders' equity	$146,223	$135,893

Great Elm Group, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

Amounts in thousands (except per share data)

	For the three months ended December 31,		For the six months ended December 31,
	2023	2022	2023	2022
Revenues	$2,819	$1,879	$6,129	$3,739
Operating costs and expenses:
Investment management expenses	2,839	2,311	5,601	4,300
Depreciation and amortization	283	295	566	589
Selling, general and administrative	2,393	2,061	4,108	3,548
Expenses of Consolidated Funds	-	-	-	46
Total operating costs and expenses	5,515	4,667	10,275	8,483
Operating loss	(2,696)	(2,788)	(4,146)	(4,744)
Dividends and interest income	2,072	1,439	4,058	2,912
Net realized and unrealized gain on investments	1,204	22,242	4,488	15,445
Net realized and unrealized gain (loss) on investments of Consolidated Funds	114	-	114	(16)
Interest and other income of Consolidated Funds	128	-	128	-
Gain on sale of controlling interest in subsidiary	-	10,524	-	10,524
Interest expense	(1,061)	(1,955)	(2,123)	(3,929)
(Loss) income before income taxes from continuing operations	(239)	29,462	2,519	20,192
Income tax benefit (expense)	-	231	-	(2)
Net (loss) income from continuing operations	(239)	29,693	2,519	20,190
Discontinued operations:
Net income from discontinued operations	-	35	16	999
Net (loss) income	$(239)	$29,728	$2,535	$21,189
Less: net income (loss) attributable to non-controlling interest, continuing operations	111	18	111	(1,554)
Less: net income attributable to non-controlling interest, discontinued operations	-	180	-	1,504
Net (loss) income attributable to Great Elm Group, Inc.	$(350)	$29,530	$2,424	$21,239
Basic net income (loss) per share from:
Continuing operations	$(0.01)	$1.03	$0.08	$0.76
Discontinued operations	-	(0.01)	-	(0.02)
Basic net income (loss) per share	$(0.01)	$1.02	$0.08	$0.74
Diluted net income (loss) per share from:
Continuing operations	$(0.01)	$0.74	$0.08	$0.56
Discontinued operations	-	-	-	(0.01)
Diluted net income (loss) per share	$(0.01)	$0.74	$0.08	$0.55
Weighted average shares outstanding
Basic	29,889	28,803	29,734	28,672
Diluted	29,889	40,586	30,916	40,455

Great Elm Group, Inc.

Reconciliation from Net Income (Loss) from Continuing Operations to Adjusted EBITDA

Dollar amounts in thousands

	For the three months ended December 31,		For the six months ended December 31,
	2023	2022	2023	2022
Net Income (Loss) from Continuing Operations – GAAP	$ (239)	$ 29,693	$ 2,519	$ 20,190
Interest expense	1,061	1,955	2,123	3,929
Income tax expense (benefit)	-	(231)	-	2
Depreciation and amortization	283	295	566	589
Non-cash compensation	839	645	1,726	1,586
(Gain) loss on investments	(1,318)	2,131	(4,602)	8,944
Gains related to sale of Forest	-	(34,897)	-	(34,897)
Transaction and integration related costs(1)	-	425	-	471
Change in contingent consideration	18	130	36	60
Adjusted EBITDA(2)	$ 644	$ 146	$ 2,368	$ 874

(1) Transaction and integration-related costs include costs to sell, acquire and integrate acquired businesses.

(2) Adjusted EBITDA for prior periods has been adjusted to include dividend income earned during such periods consistent with the methodology for December 31, 2023.